UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2011

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

200 Clarendon Street, Floor 25 Boston, MA (Address of principal executive offices)	02116 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, Atlantic Power Corporation (the “Corporation”) announced the resignation of Patrick J. Welch, the Corporation’s Chief Financial Officer, to be effective June 10, 2011.  Mr. Welch has served in the Chief Financial Officer’s role since May 2006 and is departing to accept a position with another company.  To ensure a smooth transition, Mr. Welch has agreed to provide support in the preparation and filing of the Corporation’s quarterly report for the quarter ended June 30, 2011 and with respect to the transition to a new Chief Financial Officer.  The Corporation thanks Mr. Welch for his years of service and wishes him well in the future.

The Corporation is in the process of engaging an executive search firm to assist in identifying qualified successor candidates for the Corporation’s Chief Financial Officer position.

Item 7.01.              Regulation FD Disclosure.

On May 4, 2011, the Corporation issued a press release, attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the resignation of Mr. Welch.  The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: May 4, 2011	By:	/S/ Barry Welch
		Name:	Barry Welch
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 4, 2011